LIST OF SUBSIDIARIES OF WATSON WYATT & COMPANY
                             WATSON WYATT & COMPANY
                          SUBSIDIARIES AND AFFILIATES
                                                                    OWNERSHIP BY
COUNTRY         COMPANY NAME                                         THE COMPANY
-------         ------------                                        ------------
United States   Watson Wyatt Investment Consulting, Inc.                100%
  (including    Wellspring Resources LLC(14)                            50%
  Puerto Rico)  Wyatt Data Services, Inc.                               100%
                Wyatt Preferred Choice, L.L.C.                          100%
                Wyatt Asset Services, Inc.                              100%
                Watson Wyatt & Company II                               100%
                Watson Wyatt International, Inc.                        100%
                Wyatt Software Services, Inc.                           100%
Argentina       Watson Wyatt Argentina S.A. (4)                         100%
Australia       Watson Wyatt Australia Pty Ltd                          100%
                WyComp Pty. Limited(15)                                 100%
Barbados        Watson Wyatt (Barbados) Limited(4)                      100%
                Watson Wyatt Management (Barbados) Limited(4)           100%
Belgium         G&H Consulting Actuaries B.V.(6)                        100%
                Watson Wyatt S.A.                                       50.10%
Brazil          Watson Wyatt Brasil Ltda. (9)                           99%
Canada          Watson Wyatt Company Limited                            100%
China           Watson Wyatt China Ltd.                             being formed
Colombia        Watson Wyatt Colombia S.A. (4)                          100%
France          Watson Wyatt S.A.R.L.                                   50.10%
Germany         Watson Wyatt GmbH                                       50.10%
                Wyatt Bode Grabner GmbH(10)                             50%
Hong Kong       Watson Wyatt Hong Kong Limited(4)                       100%
                Watson Wyatt Systems Limited (13)                       100%
India           Watson Wyatt India Private Limited(5)                   60%
Indonesia       P.T. Wyatt Purbajaga(3)                                 60%
Italy           Watson Wyatt S.r.l.                                     50.10%
Japan           Watson Wyatt K.K. (4)                                   100%
Malaysia        Watson Wyatt (Malaysia) Sdn. Bhd. (4)                   100%
Mauritius       Watson Wyatt Holdings (Mauritius) Limited(11)           100%
Mexico          Watson Wyatt Mexico, S.A. de C.V. (4)                   100%
Netherlands     Watson Wyatt B.V.                                       50.10%
New Zealand     Retirement Advisory Services (NZ) Limited               100%
                Retirement Trustees NZ Limited                          100%
                Watson Wyatt New Zealand Limited4                       100%
Philippines     Watson Wyatt Philippines, Inc. (2)                      40%
Shanghai        Watson Wyatt Shanghai                               being formed
Singapore       Watson Wyatt Singapore Pte. Ltd. (4)                    100%
Spain           Watson Wyatt de Espana, S.A.                            50.10%
Sri Lanka       Watson Wyatt Lanka (Private) Limited(12)                100%
Sweden          Watson Wyatt AB                                         50.10%
Switzerland     Watson Wyatt SA                                         50.10%
Thailand        Watson Wyatt Thailand Limited                       being formed
U.K.            Graham & Company Limited(7)                             100%
                PCL (1991) Limited(7)                                   100%
                PCL Limited(7)                                          100%
                The Wyatt Company (UK) Limited(7)                       100%
                The Wyatt Company Holdings Limited(4)                   100%
                Watson Wyatt Holdings (Europe) Limited                  50.10%
                Watson Wyatt International Pension Trustees, Ltd.       50.10%
                Watson Wyatt Limited                                    50.10%
                Wyatt Financial Services Limited(7)                     100%
                Wyatt Pension Plan Trustee Limited(7)                   100%
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(1)   Includes direct and indirect ownership by Watson Wyatt & Company
(2)   Other 60% held by Philippine nationals; nominee shareholders
(3)   Name change pending
(4)   100% held by Watson Wyatt International, Inc.
(5)   Joint Venture; Other 40% held by ABC Consultants Private, Limited
(6)   100% held by Watson Wyatt SA (Switzerland subsidiary)
(7)   100% held by The Wyatt Company Holdings Limited
(8)   Owned beneficially 100% by Watson Wyatt & Company
(9)   Other 1% held by Wyatt Data Services, Inc.
(10)  Other 50% held by Drs. Bode and Grabner
(11) 60% held by Watson Wyatt International, Inc.; 20% held by each of Watson Wyatt Hong Kong Limited and Watson Wyatt Company Limited
(12)  100% held by Watson Wyatt Singapore Pte. Ltd.
(13)  100% held by Watson Wyatt Hong Kong Limited
(14)  Joint Venture; Other 50% held by State Street Bank & Trust Company
(15)  100% held by Watson Wyatt Australia Pty. Ltd.